Exhibit 3.01

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov	Filed in the Office of Secretary of State State Of Nevada	Business Number C173-1985 Filing Number 20233257538 Filed On 06/09/2023 14:34:41 PM Number of Pages 11

Articles of Conversion/Exchange/Merger NRS 92A.200 and 92A.205 This filing completes the following: ☐ Conversion ☐ Exchange ☑ Merger

1. Entity Information: (Constituent, Acquired or Merging)	Entity Name: Coyni, Inc. Jurisdiction: Nevada Entity Type*: Domestic Corporation (78) If more than one entity being acquired or merging please attach additional page.
2. Entity Information: (Resulting, Acquiring or Surviving)	Entity Name: LOGICQUEST TECHNOLOGY, INC. Jurisdiction: Nevada Entity Type*: Domestic Corporation (78)
3. Plan of Conversion, Exchange or Merger: (select one box)

 ☑   The entire plan of conversion, exchange or merger is attached to these articles.

 ☐   The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity. The entire plan of exchange or merger is on file at the registered office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A.200).

 ☐   The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330. (Conversion only)

4. Approval: (If more than one entity being acquired or merging please attach additional approval page.)

Exchange/Merger:

Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity)

☑  A.  Owner's approval was not required form for the :

      ☑  Acquired/merging

 ☑  Acquiring/surviving

☐  B.  The plan was approved by the required consent of the owners of:

      ☐  Acquired/merging

 ☐  Acquiring/surviving

☐  C.  Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160):

Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

 ☐ Acquired/merging

 ☐ Acquiring/surviving

  Coyni, Inc.

Name of acquired/merging entity

LOGICQUEST TECHNOLOGY, INC.

Name of acquiring/surviving entity

5. Effective Date and Time: (Optional)	Date: 06/20/2023 Time: 05:00 PM (must not be later than 90 days after the certificate is filed)

*corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov

Articles of Conversion/Exchange/Merger NRS 92A.200 and 92A.205 This filing completes the following: ☐ Conversion ☐ Exchange ☑ Merger

4. Approval Continued: (If more than one entity being acquired or merging please attach additional approval page.)

Exchange/Merger:

Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity)

☐ A.  Owner's approval was not required form for the:

        ☐  Acquired/merging

   ☐  Acquiring/surviving

☐ B.   The plan was approved by the required consent of the owners of:

        ☐ Acquired/merging

   ☐ Acquiring/surviving

☐ C.    Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160):

Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

☐  Acquired/merging

☐  Acquiring/surviving

Name of acquired/merging entity

Name of acquiring/surviving entity

4. Approval Continued: (If more than one entity being acquired or merging please attach additional approval page.)

Exchange/Merger:

Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity)

☐ A.  Owner's approval was not required form for the:

        ☐  Acquired/merging

   ☐  Acquiring/surviving

☐ B.   The plan was approved by the required consent of the owners of:

        ☐ Acquired/merging

   ☐ Acquiring/surviving

☐ C.    Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160):

Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

☐  Acquired/merging

☐  Acquiring/surviving

Name of acquired/merging entity

Name of acquiring/surviving entity

*corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov

Articles of Conversion/Exchange/Merger NRS 92A.200 and 92A.205
6.Forwarding Address for Service of Process: (Conversion and Mergers only, if resulting/surviving entity is foreign)	USA Name Country Care of: 3131 Camino Del Rio N, Suite 1400 San Diego CA 92108 Address City State Zip/Postal Code
7. Amendment, if any, to the articles or certificate of the surviving entity. (NRS 92A.200): (Merger only) **

Article 1 is hereby amended to: The name of the corporation is Coyni, Inc.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of voting power, or such greater proportion of he voting power as may be required in the case of a vote by classes or series, or as may be required by he provisions of the articles of incorporation have voted in favor of the amendment is: 99,457,725 shares of voting capital stock (97.7%)

** Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles.

Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

8. Declaration: (Exchange and Merger only)

Exchange:

The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200).

Merger: (Select one box)

☑  The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐  The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

9. Signature Statement: (Required)

☐ Conversion:

A plan of conversion has been adopted by the constituent entity in compliance with the law the jurisdiction governing the constituent entity.

Signatures - must be signed by:

1.         If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).

2.         If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

Name of constituent entity

*corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov

Articles of Conversion/Exchange/Merger NRS 92A.200 and 92A.205
9. Signature Statement Continued: (Required)

☐ Exchange:

Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or a member if there are no Managers; A trustee of each Nevada business trust (NRS 92A.230)

Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange.

The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

 ☑ Merger:

Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230).

The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

10. Signature(s): (Required)

If more than one entity being acquired or merging please attach additional page of information and signatures.

LOGICQUEST TECHNOLOGY, INC.

Name of acquiring/merging entity

X Ben Errez                                   President         06/09/2023

Signature(Exchange/Merger)         Title                 Date

LOGICQUEST TECHNOLOGY, INC.

X Ben Errez                                   President         06/09/2023

Signature(Exchange/Merger)         Title                 Date

X                                                      President         06/09/2023

Signature(Exchange/Merger)         Title                 Date

Signature of Constituent Entity(Conversion)         Title         Date

Please include any required or optional information in space below: (attach additional page(s) if necessary)

*corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov	Filed in the Office of Secretary of State State Of Nevada	Business Number C173-1985 Filing Number 20233257538 Filed On 06/09/2023 14:34:41 PM Number of Pages 11

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and

Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: Logicquest Technology, Inc. Entity or Nevada Business Identification Number (NVID): NV19851000705
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)

☒ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box)       ☐  incorporators       ☐  board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

(If amending, complete section 1, 3, 5 and 6.)
☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 97.7%

☐   Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐  The entity name has been amended.                                                                  ☐  Dissolution

☐  The purpose of the entity has been amended.                                                    ☐  Merger

☐  The authorized shares have been amended.                                                       ☐  Conversion

☐  Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and

Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: 06/20/2023 Time: 05:00 PM (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

☒  The entity name has been amended.

☐  The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐  The purpose of the entity has been amended.

☐  The authorized shares have been amended.

☐  The directors, managers or general partners have been amended.

☐  IRS tax language has been added.

☐  Articles have been added.

☐  Articles have been deleted.

☐  Other.

The articles have been amended as follows: (provide article numbers, if available)

Article 1 is hereby amended to: The name of the corporation is Coyni, Inc.

                                 (attach additional page(s) if necessary)

6. Signature

X                                                                                           President

Signature of Officer or Authorized Signer                                                          Title

X

Signature of Officer or Authorized Signer                                                          Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:

(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

LOGICQUEST TECHNOLOGY, INC.

AND

COYNI, INC.

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is made and entered into as of the 8th day of June, 2023 (“Entry Date”), by and between Logicquest Technology, Inc., a corporation incorporated and existing under the laws of the State of Nevada (“Logicquest”), and Coyni, Inc. a corporation incorporated and existing under the laws of the State of Nevada (“Coyni”).

RECITALS

A.    The authorized capital stock of Logicquest consists of 200,000,000 shares of common stock, par value $0.001, of which 100,301,968 shares are issued and outstanding as of the date hereof, and 10,000,000 authorized shares of preferred stock, par value $0.001, of which 58 shares are issued and outstanding;

B.    The authorized capital stock of Coyni consists of 495,000,000 shares of common stock, par value $0.001, of which 1,000,000 shares are issued and outstanding as of the date hereof, and 5,000,000 authorized shares of preferred stock, par value $0.001, of which none are issued and outstanding.

C.    The respective Boards of Directors of Logicquest and Coyni have deemed it advisable and to the advantage of the two corporations that Coyni merge into Logicquest upon the terms and conditions herein provided;

D.    Logicquest and Coyni intend that the merger contemplated hereby qualify as a tax- free reorganization within the meaning of Sections 354 (a)(1) and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended;

E.    The Board of Directors for Logicquest is relying on NRS 92A.130 in approving this Agreement without consent of its shareholders since the corporation satisfies those provisions set forth in the statute, and all other applicable laws governing mergers of domestic constituent corporations under Nevada law.

F.    The Board of Directors for Coyni, and its sole shareholder, Ryvyl, Inc., a Nevada corporation, have consented to the merger as set forth in this Agreement, and is otherwise relying on all other applicable laws governing mergers of domestic constituent corporations under Nevada law.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Logicquest and Coyni hereby agree to merge in accordance with the following plan:

AGREEMENT

1.    Merger. Coyni shall be merged with and into Logicquest, and Logicquest shall survive the merger with the effect provided by the corporation laws of the State of Nevada and this Agreement. As soon as practicable, and as may be required under the laws of the State of Nevada, an appropriate Certificate of Merger shall be signed, verified and delivered for filing with the Secretary of the State of Nevada, and Articles of Amendment changing the name of the corporation to “Coyni, Inc.” This Agreement shall become effective for purposes of all applicable law at the close of business on June 30, 2023 (the “Effective Time”), unless otherwise subsequently amended herein and with the State of Nevada.

2.    Rights and Liabilities of Coyni. At and after the Effective Time, Logicquest shall possess all of the rights, privileges, immunities and franchises of a public and private nature of Coyni; any and all property, real, personal and mixed, and any and all debts due Coyni on whatever account, and all other choses in action, and all and every other interest of either of Logicquest shall be taken and transferred to and vested in Logicquest without further act or deed; and the title to any real estate, or any interest therein, vested in Coyni shall not prevent or be in any way impaired by reason of the merger.

3.    Further Assurances. From time to time, as and when required by Logicquest, there shall be executed and delivered on behalf of Coyni such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in Logicquest the title to and possession of powers, franchises and authority of Coyni and otherwise to carry out the purposes of this Agreement, and the officers and directors of Logicquest are fully authorized in the name and on behalf of Coyni or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4.    Stock of Coyni. Upon the Effective Time, by virtue of this Agreement, and without any action on the part of the holder thereof, (i) each one (1) share of the issued and outstanding common stock of Coyni held as of record by Ryvyl, immediately prior to the Effective Time shall be changed and converted into one (1) share of common stock of Logicquest.

5.    Delivery of Shares. Within five (5) days of the Effective Time, the common shares of Logicquest will be delivered to Ryvyl at the address provided by Coyni to Logicquest.

6.    Stock of Logicquest. Upon the Effective Time, by virtue of this Agreement, and without any action on the part of the holder thereof, each share of common stock of Logicquest outstanding immediately prior thereto shall retain the status of an authorized and issued share of common stock of Logicquest. The shares issued to Ryvyl, as sole shareholder of Coyni, hereunder will be issued pursuant to Regulation D of the Securities Act of 1933 and will be restricted securities as defined thereunder. The securities issued may only be sold or otherwise transferred if registered or if an exemption from registration is available. The shares of common stock of Coyni titled to Logicquest in book entry (with Coyni serving as its own transfer agent) shall be exchanged for a certificate representing an equal number of shares of common stock of Logicquest. Promptly upon such exchange, Coyni shall cause to be cancelled and retired all shares of common stock of the corporation previously issued to Ryvyl.

7.    [Intentionally Omitted]

8.    Employee Benefit Plans. Logicquest shall not assume any obligations of Coyni under any employee benefit plans in effect as of such time or with respect to which employee rights or accrued benefits are outstanding as of such time except as may be required by federal or state law. Coyni shall have previous to the Effective Time transferred all right, title and interest in any employee benefit plans to a third party. If Coyni does not make the transfer contemplated by this Section 8 prior to the Effective Time such transfer shall be deemed to have been effective no later than the Effective Time.

9         Book Entries. As of the Effective Time, entries shall be made upon the books of Logicquest in respect of this Agreement in accordance with the following:

(a)    The assets and liabilities of Coyni immediately prior to the Effective Time shall be recorded on the books of Logicquest at the same amounts at which they were carried on the books of Coyni immediately prior to the Effective Time.

(b)    There shall be credited as stated capital in respect of the common stock of Logicquest the aggregate amount of the par value of all share of common stock Coyni issued as a result of the conversion of the outstanding shares of common stock of Coyni into shares of common stock of Logicquest pursuant to this Agreement.

(c)    There shall be credited as surplus in respect of the capital account of Logicquest the excess of (i) the amount of the capital of Coyni in respect of the common stock of Logicquest plus the amount carried in the capital surplus account of Coyni immediately prior to the Effective Time over (ii) the amount credited as stated capital in respect of the common stock of Coyni pursuant to paragraphs (b) and (c) of this Section 9.

(d)    There shall be credited as surplus in respect of retained earnings of Logicquest the aggregate of the amount carried in the retained earnings account of Coyni immediately prior to the Effective Time.

10.    Amendment. At any time before or after approval and adoption by the shareholders of Coyni, as may be required by the laws of the State of Nevada, and prior to the Effective Time, this Agreement may be amended in any manner as may be determined in the judgment of the respective Boards of Director to be necessary, desirable or expedient; provided, however, that, after any required approval of the shareholders of Coyni, such amendment may not materially and adversely affect the rights and interests of the shareholders of each of Coyni.

11.    Abandonment. At any time before the Effective Time, this Agreement may be terminated and the merger may be abandoned by affirmative consent of the Board of Directors of Coyni or Logicquest.

12.    Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in two or more counterparts, each of which shall be deemed to be an original and the same agreement.

IN WITNESS WHEREOF, each of the corporate parties hereto, pursuant to authority granted by the Board of Directors of Coyni and Logicquest has caused this Agreement to be executed by their respective Presidents as of the date first above written.

[Signatures on Next Page]

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered as of the Entry Date notwithstanding the date of actual execution.

LOGICQUEST TECHNOLOGY, INC., a

Nevada corporation

By:         Ben Errez

Its:         President

COYNI, INC., a Nevada corporation

By:         Ben Errez

Its:         President